FORM OF RELEASE OF CLAIMS
This Release of Claims ("Agreement") is made and entered into by Mickey R. Dragash ("Employee") and Cavco Industries, Inc. (the "Company") on the date set forth below.
WHEREAS, Employee and the Company entered into an Employment Agreement dated April I, 2019 ("Employment Agreement"); and
WHEREAS, pursuant to the terms of the Employment Agreement, Employee agreed to execute and deliver Company a written waiver and general release agreement as a condition precedent to his right to receive certain amounts under the Employment Agreement;
NOW, THEREFORE, in consideration of the promises and payments set forth in the Employment Agreement, Employee agrees as follows:
1.Meaning of "Released Parties": The term "Released Parties", as used throughout this Agreement, includes the Company and all of its past, present, and future shareholders, parents, subsidiaries, and affiliates, joint venturers, and other current or former related entities thereof, and all of the past, present, and future officers, directors, employees, agents, insurers, legal counsel, and successors and assigns of said entities.
2.Employee's Release of Claims: In consideration for the severance payments and benefits provided for in the Employment Agreement and subject to Paragraph 4 of this Agreement, Employee, on behalf of himself, his spouse (if any), representatives, agents, heirs, trusts and assigns, hereby unconditionally and irrevocably releases Released Parties to the maximum extent permitted by law, from any and all claims, debts, obligations, demands, judgments, or causes of action of any kind whatsoever, whether known or unknown that Employee has or may have had prior to the date of Employee's execution of this Agreement for any action or omission by Released Parties and/or due to any matter whatsoever relating to Employee's employment or cessation of employment with the Company. Without limiting in any way the foregoing general release, this release specifically includes the following:
a.All claims and causes of action arising under the following laws, as amended: Section 1981 of the Civil Rights Act of 1866; Title VII of the Civil Rights Act; the Americans with Disabilities Act; the Federal Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the National Labor Relations Act; the Labor Management Relations Act; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Genetic Information Nondiscrimination Act of 2008; the Health Insurance Portability and Accountability Act; the Occupational and Safety Health Act; the Equal Pay Act; Executive Orders 11246 and 11141; the Consolidated Omnibus Budget Reconciliation Act of 1986; the Rehabilitation Act of 1973; the Electronic Communications Privacy Act of 1986 (including the Stored Communications Act); the Arizona Wage Statute, A.R.S. § 23-350, et seq.; the Arizona Civil Rights Act; the Arizona Employment Protection Act; the Arizona wage statutes; the Arizona Medical Marijuana Law; and the Arizona Constitution; and

b.All claims and causes of action arising under any other federal, state or local law, regulation or ordinance, including for employment discrimination on any basis, hostile working environment, retaliation, wrongful discharge, retaliatory discharge, constructive discharge, unsafe working conditions, breach of express or implied contract, breach of collective bargaining agreement, breach of implied covenant of good faith and fair dealing, fraud, detrimental reliance, promissory estoppel, defamation, negligence, negligent or intentional misrepresentation, invasion of privacy, defamation, libel, slander, battery, failure to pay wages, bonuses, commissions, attorneys' fees, interference with economic gain or contractual relations, and intentional and negligent infliction of emotional distress or "outrage"; and
c.All claims and causes of action by the Employee that Released Parties have acted unlawfully or improperly in any manner whatsoever.
Nothing in this Release shall be interpreted to release any claims to Employee' s post employment benefits provided under the Employment Agreement, claims which may not be released as matter of law, or claims which arise under the terms of this Agreement or after the Effective Date of this Agreement, or to release Employee's right, if any, to any vested benefits under any retirement plan or stock subscription agreements. Employee acknowledges that this Agreement constitutes a full settlement, accord, and satisfaction of all claims covered by this Release.
3.Age Discrimination in Employment Act; Older Workers Benefit Protection Act of 1990: In addition to the general release in Paragraph 2 of this Agreement, the Employee is waiving and releasing any and all claims against Released Parties under the Age Discrimination and Employment Act ("ADEA'') that arose at any time during the Employee's employment with the Company, up to and including his last day of employment. This Agreement is subject to the terms of the Older Workers Benefit Protection Act of 1990 ("OWBPA"). The OWBPA provides that an individual cannot waive a right or claim under the ADEA unless the waiver is knowing and voluntary. Pursuant to the terms of the OWBPA, the Employee acknowledges and agrees that the Employee has been provided a copy of this Agreement, has signed this Agreement voluntarily, and with full knowledge of its consequences. In addition, the Employee hereby acknowledges and agrees as follows:
a.This Agreement has been written in a manner that is calculated to be understood, and is understood, by the Employee;
b.The release provisions of this Agreement apply to any rights the Employee may have under the ADEA up to the date of this Agreement;
c.The release provisions of this Agreement do not apply to any rights or claims the Employee may have under the ADEA that arise after the date he signs this Agreement;
d.The Employee has been advised that he should consult with an attorney prior to signing this Agreement;
e.The Employee has been provided a period of twenty-one (21) calendar days (the "Review Period") from his last day of employment with the Company to consider this Agreement. The Employee may, but is not required to, accept and sign this Agreement before the expiration of the Review Period, but no earlier than his last day of employment with the Company. If the Employee signs this Agreement before the expiration of the Review Period, the Employee agrees that he is knowingly and expressly waiving the time-period;

f.For a period of seven (7) calendar days following his signing of this Agreement, the Employee may revoke this Agreement by providing written notice of any such revocation to the President & CEO, on or before the seventh day after the Employee signs the Agreement. This Agreement shall become "effective" on the eighth calendar day after the Employee signs it if it has not been revoked during the seven (7) day revocation period (the "Effective Date");
g.Payment of any severance benefits is conditioned on the execution of this Agreement no later than five (5) days after the end of the Review Period and the running of the revocation period described in 3(f) ("Revocation Period"); and
h.The Employee may not sign this Agreement until after his last day of employment with the Company and the Agreement shall not be effective if the Employee executes the Agreement prior to such date.
4.Protected Rights: The Employee understands that nothing contained in this Agreement shall be construed to prohibit him from filing a charge with or participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, or any state or federal agency. The Employee understands that he has waived and released any and all claims for money damages and equitable relief that the Employee may recover from Released Parties pursuant to the filing or prosecution of any administrative charge against Released Parties, or any resulting civil proceeding or lawsuit brought on his behalf for the recovery of such relief, and which arises out of the matters that are and may be released or waived by this Agreement. The Employee also understands, however, that this Agreement does not limit his ability to communicate with any government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company. This Agreement also does not limit the Employee's right to receive an award for information provided to any government agencies.
5.Pension Plan: This Agreement shall not affect any vested rights the Employee has under an ERISA pension benefit plan(s).
6.Medicare: The Employee affirms, covenants, and warrants he is not a Medicare beneficiary and is not currently receiving, has not received in the past, will not have received at the time of payment pursuant to this Agreement, is not entitled to, is not eligible for, and has not applied for or sought Social Security Disability or Medicare benefits. In the event any statement in the preceding sentence is incorrect (for example, but not limited to, if the Employee is a Medicare beneficiary, etc.), the following sentences (i.e., the remaining sentences of this paragraph) apply. The Employee affirms, covenants, and warrants he has made no claim for illness or injury against, nor is he aware of any facts supporting any claim against, the Released Parties under which Released Parties could be liable for medical expenses incurred by the Employee before or after the execution of this agreement. Furthermore, the Employee is aware of no medical expenses which Medicare has paid and for which Released Parties are or could be liable now or in the future. The Employee agrees and affirms that, to the best of his knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. The Employee will indemnify, defend, and hold Released Parties harmless from Medicare claims, liens, damages, conditional payments, and rights to payment, if any, including attorneys' fees, and the Employee further agrees to waive any and all future private causes of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A) et seq.

7.Governing Law and Venue: This Agreement will be interpreted and construed in accordance with the laws of the State of Arizona, insofar as federal law does not control, and venue as to any dispute regarding this Agreement, or interpretation thereof, shall be in Maricopa County, Arizona.
8.Modification of Agreement: This Agreement shall not be modified, amended, or terminated unless such modification, amendment, or termination is executed in writing by the Employee, and an authorized representative of the Company.
9.The Employee's Representations: The Employee warrants that the Employee is over the age of eighteen (18) and competent to sign this Agreement; that in signing this Agreement the Employee is not relying on any statement or representation by the Company that is not contained in this Agreement, but is relying upon the Employee's judgment and/or that of the Employee's legal counsel and/or tax advisor; that the Agreement was signed knowingly and voluntarily without duress or coercion in any form; and that the Employee fully understands the same is a FULL and FINAL SETTLEMENT of any and all claims against Released Parties which have been or could have been asserted or on account or arising out of the Employee's employment relationship with the Company or the actions of any of Released Parties. The Employee further represents and certifies that the Employee has been given a fair opportunity to review the terms of this Agreement and has determined that it is in the Employee's best interest to enter into this Agreement.
10.Drafting and Construction: This Agreement may not be construed in favor of or against either the Employee or the Company (each, a "Party") on the grounds that said Party was less or more involved in the drafting process.
[SIGNATURES ON FOLLOWING PAGE]

ACCEPTED AND AGREED:

/s/ Mickey R. Dragash March 4, 2024
Mickey R. Dragash Date

CAVCO INDUSTRIES, INC.

/s/ Bill C Boor
By: William C. Boor

__________________________
Its: President and CEO

March 5, 2024
Date: